UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 6, 2019

GCP APPLIED TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-137533	47-3936076
(Commission File Number)	(IRS Employer Identification No.)

62 Whittemore Avenue
Cambridge,	Massachusetts	02140
(Address of Principal Executive Offices)		(Zip Code)

(617) 876-1400
(Registrant’s Telephone Number, Including Area Code)
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Exchange on which registered
Common Stock, $0.01 par value per share	GCP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition.

On August 6, 2019, GCP Applied Technologies Inc. (“GCP”, the "Company" or "we") issued a press release announcing second quarter 2019 results. A copy of the press release is attached as Exhibit 99.1 thereto and is incorporated herein by reference. This information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated herein by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05.    Costs Associated with Exit or Disposal Activities.

On July 31, 2019, our Board of Directors (the "Board") approved a business restructuring and repositioning plan to further optimize the design and footprint of the Company's global organization, primarily with respect to its administration and business support functions, and streamline cross-functional activities (the “2019 Phase 2 Plan”).

The Company expects to realize total annualized pre-tax cost savings associated with the 2019 Phase 2 Plan of approximately $30 million to $35 million, approximately $3 million to $5 million of which we expect to realize in 2019, with the entire annualized pre-tax savings of approximately $30 million to $35 million expected to be realized in 2021.

The Company expects to incur total pre-tax costs in connection with the 2019 Phase 2 Plan of approximately $30 million to $35 million, of which approximately $23 million to $27 million represent restructuring costs and asset impairments, and approximately $7 million to $8 million represent repositioning costs. Approximately 90% of the estimated pre-tax restructuring costs represent employee severance and other employee-related costs, while the remaining 10% include other associated costs, including asset impairments. Repositioning costs primarily consist of consulting and recruitment services associated with the Company’s organizational realignment. Substantially all of the pre-tax restructuring costs, excluding asset impairments, and all of the pre-tax repositioning costs are expected to result in cash expenditures. Additionally, GCP expects to incur approximately $2 million of capital expenditures related to repositioning activities. The 2019 Phase 2 Plan is expected to result in the net reduction of approximately 8% to 10% of the Company's workforce. Substantially all of the restructuring actions under the 2019 Phase 2 Plan are expected to be completed by December 31, 2020.

The 2019 Phase 2 Plan is separate and in addition to the 2019 Restructuring and Repositioning Plan ("the 2019 Plan") that was approved by the Board on February 22, 2019 and the 2018 Restructuring and Repositioning Plan ("2018 Plan") that was approved by the Board on August 1, 2018. Each plan is designed to reduce GCP's complexity and create a more efficient and effective organization. The Company is on track to achieve the cost savings targets of the 2019 Plan. The 2018 Plan is expected to generate approximately $25 million of annualized pre-tax cost savings in 2019.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates”, “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities; benefits from new technology; and cost reduction initiatives. GCP is subject to various risks and uncertainties that could cause its actual results to differ materially from those contained in forward-looking statements, including, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; new product introductions and other growth initiatives; acquisitions and divestitures of assets; GCP’s outstanding indebtedness, including debt covenants and interest rate exposure; GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships, including with customers and suppliers; employee retention; and compliance with environmental laws. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d)                                 Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release issued by GCP Applied Technologies dated 8/6/2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.
(Registrant)

		By	/s/ Dean P. Freeman
Dean P. Freeman
Vice President and Chief Financial Officer

Dated:	August 6, 2019